UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Act of 1934



    Date of Report (Date of earliest event reported)    May 28, 2004
                                                       --------------

                         CALYPTE BIOMEDICAL CORPORATION.
              Exact name of Registrant as specified in its Charter)


                                    DELAWARE
                 (State or other jurisdiction of incorporation)


     000-20985                                      06-1226727
-------------------                       ------------------------------
Commission File No.                       I.R.S. Employer Identification



1265 HARBOR BAY PARKWAY,
ALAMEDA, CA                                           94502
--------------------------------------              --------
Address of principal executive offices              Zip Code


(510) 749-5100
--------------
Registrant's telephone number,
including area code

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

            On May 28, 2004 the Registrant (the "Company") raised $9.3 million in a private placement of its common stock, $0.03 par value (the "Common Stock") and warrants to purchase shares of its Common Stock (the "Warrant Shares") pursuant to Section 4(2) of the Securities Act of 1933, as amended and Rule 506 thereunder. The funds raised under the placement are intended to be used for general working capital purposes as well as for the marketing of the Company's rapid tests for HIV-1/2 diagnosis that are currently under development.

            Pursuant to the terms of the placement, accredited investors purchased 23.25 million shares of Common Stock at $0.40 per share and five (5) year warrants to purchase 8.138 million Warrant Shares, with each warrant having an exercise price of $0.50 and, under certain circumstances, a cashless exercise feature (the "Warrant") under securities purchase agreements with the Company (the "Securities Purchase Agreement(s)").

            The Company has agreed pursuant to registration rights agreements with subscribers (the "Registration Rights Agreement") to file a registration statement for the re-sale of the Common Stock and Warrant Shares within 21 days of closing and to achieve effectiveness of the registration statement within ninety (90) days or in the event of a review of the registration statement with written comments by the Securities and Exchange Commission within one hundred and twenty (120) days of closing. In the event the Company fails to register the Common Stock within the prescribed time, the Company will be obligated to pay holders 1% of the holder's aggregate investment as partial liquidated damages. The Company will be required to pay an additional 2% of the holder's aggregate investment amount as additional partial liquidated damages on the monthly anniversary (or pro-rata amount thereof) of the date the Company was required to have the shares of Common Stock registered.

            Under certain circumstances, the Securities Purchase Agreement provides for adjustments in the number of shares of Common Stock issued to the subscribers in the event the Company issues shares of Common Stock or common stock equivalents as defined in the Securities Purchase Agreement (the "Common Stock Equivalents") within one year of the first anniversary of the closing date at a price less than $0.40 per share. Additionally, under certain circumstances, while the Warrant remains outstanding, it provides for adjustment in the number of Warrant Shares as well as the exercise price of the Warrant in the event the Company issues Common Stock or Common Stock Equivalents at a price less than $0.40 per share.

            Subscribers further received a right of participation in any future offerings undertaken by the Company within one (1) year of the closing date.

            Marr Technologies BV, the Company's largest shareholder, participated in the placement by way of a $3 million subscription for 7,500,000 shares of Common Stock and warrants to purchase 2,625,000 Warrant Shares.

            In connection with the placement, the Company paid finders fees and/ or placement agent fees to non-exclusive finders of up to 7% of the related investment amount in cash and issued warrants to purchase common stock in amounts of up to 4% of the related Common Stock issued.

            The Company incorporates the terms of the Securities Purchase Agreement, Warrant and Registration Rights Agreement which are annexed hereto and made a part of this current report.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c)      Exhibits

                  Exhibit No.                  Description
                  -----------                  -----------

                  10.141        Form of Securities Purchase Agreement dated
                                May 28, 2004.
                  10.142        Form of Common Stock Purchase Warrant dated
                                May 28, 2004.
                  10.143        Form of Registration Rights Agreement dated
                                May 28, 2004.
                  99.1          Press release dated June 1, 2004.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   Alameda, California
         June 1, 2004

                                              CALYPTE BIOMEDICAL CORPORATION
                                              (Registrant)

                                              /s/ Richard D. Brounstein
                                              ----------------------------------
                                              Richard D. Brounstein
                                              Executive Vice President and Chief
                                              Financial Officer